UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 26, 2006

                           ALBANY INTERNATIONAL CORP.

                                   ----------

             (Exact name of registrant as specified in its charter)

            Delaware                    0-16214                14-0462060
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  (State or other jurisdiction        (Commission          (I.R.S. Employer
       of incorporation)              File Number)        Identification No.)

          1373 Broadway, Albany, New York                      12204
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      (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (518) 445-2200

                                      None

                                   ----------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

Albany International Corp. (the "Company") announced in its quarterly earnings release on October 26, 2006 a proposal to centralize administrative functions in the Europe PMC business. The proposal is subject to review under local law and would be carried out in consultation with the relevant works councils and trade unions.

The Company estimates that, if implemented, the proposal, combined with the effect of other planned cost-reduction initiatives, could require payment of cash termination and severance payments resulting in charges of approximately 20 to 24 cents per share. These cash payments will most likely be made during the next three to four quarters, and the related expense will be reflected in the Company's financial results during the same period.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALBANY INTERNATIONAL CORP.

                                            By:    /s/ Michael C. Nahl
                                                   ----------------------------
                                            Name:  Michael C. Nahl
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

Date: November 1, 2006